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                                                                   Exhibit 10.1


                              EMPLOYMENT AGREEMENT


                  This Employment Agreement (the "Agreement") is entered into as of September 28, 1999, by and between Thomas L. Auth ("Employee") and ITI Technologies, Inc. a Delaware corporation (the "Company").

                                   Background

                  The Company has entered an Agreement and Plan of Merger and Reorganization dated as of September 28, 1999 by and between the Company and SLC Technologies, Inc. (the "Merger Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement. Employee is currently the Chairman of the Board of Directors of the Company and the Merger Agreement provides that at the Effective Time Employee will continue as the Chairman of the Board of Directors of the Company. In addition to his services as non-executive Chairman of the Board of Directors of the Company after the Effective Time, the Company desires to engage Employee to provide services as an employee of the Company and Employee desires to provide such services as an employee of the Company, all upon the terms and conditions hereinafter set forth.

                                      Terms

                  NOW, THEREFORE, in consideration of the mutual representations and warranties, covenants, undertakings and agreements herein contained, the Company and Employee, intending to be legally bound hereby, agree as follows:

                  1. Establishment of Employment. Subject to Section 10, the Company hereby engages the services of Employee, and Employee hereby accepts employment with the Company upon the terms and subject to the conditions set forth in this Agreement.

                  2. Employment Period. For purposes of this Agreement the "Employment Period" means the period beginning at the Effective Time and ending upon the date his employment is terminated pursuant to Section 6(a) hereof.

                  3. Services. During the Employment Period, Employee shall carry out such duties as are reasonably assigned or delegated to Employee by the Chief Executive Officer of the Company. It is expected that for the first six months after the Effective Time Employee shall assist in the integration and transition to the extent mutually agreed by the Employee and the Chief Executive Officer of the Company. Thereafter, Employee shall carry out such duties as may be mutually agreed by Employee and the Chief Executive Officer of the Company (it being understood, for the purpose of clarity, that the Employee shall not be under any obligation whatsoever to accept any such duties and the Chief Executive Officer shall not be under any obligation to offer any such duties or permit Employee to perform any duties).

                  4. Office and Secretarial Support. From the Effective Time until the earlier to occur of (a) the two-year anniversary of the Effective Time and (b) the termination of the
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Employment Period, the Company shall provide Employee with an off-site office and secretarial support at such off-site location.

                  5. Compensation and Benefits.

                           (a) During the Employment Period, but subject to the
terms of this Section 5 and Section 7 hereof, Employee shall receive the following compensation and benefits:

                                (i) Salary. The Company shall pay Employee a
monthly salary of $33,333 ("Salary"), payable monthly in arrears;

                                (ii) Standard Group Benefits. Employee shall
receive all group benefits, other than pursuant to bonus or equity-based compensation plans, that are made available to senior executives of the Company as a matter of standard policy;

                                (iii) Withholding. All compensation to Employee
made pursuant to this Agreement shall be subject to such withholding as may be required by any applicable laws; and

                                (iv) Automobile. The Company has furnished
Employee with an automobile, and from the Effective Time until the earlier to occur of (a) the two-year anniversary of the Effective Time and (b) the termination of the Employment Period, the Company shall continue to pay or reimburse Employee for all operating costs associated therewith.

                           (b) Options. At the Effective Time the Company will
grant Employee options to acquire 20,000 shares of the Company's Common Stock. The options to be granted pursuant to this Section 5(e) are referred to herein as the "Options." The terms of the Options shall be the standard terms for options granted pursuant to the stock option plan referenced in Section 5.14 of the Merger Agreement, except that (i) the exercise price for the Options will be the fair market value on the date of grant, (ii) the Options shall be fully vested on the date of grant, (iii) the Options will not expire prior to ninety
(90) days after the end of the Employment Period, and (iv) Employee will not be permitted to exercise Options covering 10,000 shares of the Company's Common Stock until the first anniversary of the Effective Time, and will not be permitted to exercise the remaining Options until the second anniversary of the Effective Time.

                           (c) Health Coverage. By written notice to the Company
delivered at least two (2) months prior to the end of the Employment Period, Employee may elect to waive the last $40,000 in Salary payable hereunder to Employee and in lieu of such payment require the Company to provide health insurance coverage for Employee and his spouse at the cost of the Company until the Employee reaches the age of sixty-five (65), pursuant to the health coverage generally made available to senior executives of the Company as a matter of standard policy or substantially similar coverage.



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                  6. Termination.

                           (a) Employee's employment shall terminate immediately
upon the earliest to occur of: (i) the third anniversary of the Effective Time,
(ii) Employee's death, (iii) the date the Company provides written notice of termination of Employee by the Company for Cause (as defined herein) and (iv) termination by Employee of his services hereunder by resignation. Employee's resignation as a director of the Company, should Employee elect to resign, shall not be considered a resignation by Employee hereunder.

                           (b) For purposes of this Agreement "Cause" means the
occurrence of any of the following circumstances:

                                (i) the willful engaging by Employee in conduct
that is significantly injurious to the Company and/or its affiliates, monetarily or otherwise, after a written demand for cessation of such conduct is delivered to Employee by the Board of Directors of the Company, which demand specifically identifies the manner in which the Board of Directors of the Company believes that Employee has engaged in such conduct and the injury to the Company and/or its affiliates;

                                (ii) the conviction of Employee of a crime
involving moral turpitude;

                                (iii) Employee's abuse of illegal drugs or other
controlled substances or habitual intoxication; or

                                (iv) Employee's willful breach of Section 9
hereof.

                           (c) Notwithstanding anything to the contrary herein,
the Company may, without terminating Employee's employment, at any time relieve Employee of all his duties and responsibilities hereunder and may relieve Employee of authority to act on behalf of, or legally bind, the Company, provided that any such action by the Company shall be without prejudice to Employee's right to the compensation and benefits provided under this Agreement. Employee covenants and agrees that in the event the Company relieves Employee of his duties and responsibilities pursuant to this Section 6(c), from and after the date the Company notifies Employee in writing that he is relieved of his duties and responsibilities, Employee shall not hold himself out as a representative or agent of the Company or hold himself out as having the authority to act on behalf of, or legally bind, the Company, except that Employee may hold himself out as the Chairman of the Board of Directors of the Company.

                  7. Obligations of the Company upon Termination.

                           (a) Termination For Cause. If the Company terminates
Employee prior to the third anniversary of the Effective Time for Cause, so long as Employee has not breached Section 9 hereof, the Company shall pay Employee such portion of the Salary as is accrued prior to the date of such termination. Upon termination of Employee by the Company


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for Cause, except as set forth in this Section 7(a), the Company shall have no further liability or obligation under this Agreement to Employee or any person claiming under or through him.

                           (b) Termination Upon Death. If Employee's employment
is terminated prior to the third anniversary of the Effective Time by reason of Employee's death, so long as Employee has not breached Section 9 hereof, the Company shall (i) pay the Salary to Employee's estate until the third anniversary of the Effective Time and (ii) continue to provide the benefits set forth in Section 5(a)(ii) hereof until the third anniversary of the Effective Time. Upon termination of Employee by reason of death or disability, except as set forth in this Section 7(b), the Company shall have no further liability or obligation under this Agreement to Employee or any person claiming under or through him.

                           (c) Termination By Employee. If Employee terminates
his employment by resignation prior to the third anniversary of the Effective Time, the Company shall have no further liability or obligation under this Agreement to Employee or any person claiming under or through him, except that the Company shall pay Employee for such portion of the Salary as is accrued prior to the date of such termination.

                           (d) Termination Upon Expiration of Employment Term.
Except as provided in Section 5(c), after the third anniversary of the Effective Time, the Company shall have no further liability or obligation under this Agreement to Employee or any person claiming under or through him, except that the Company shall pay Employee for such portion of the Salary as is accrued prior to the third anniversary of the Effective Time.

                  8. Employee's Representation and Warranty. Employee represents and warrants that he is not a party to or otherwise subject to or bound by the terms of any contract, agreement or understanding that in any manner would limit or otherwise affect his ability to perform his obligations hereunder.

                  9. Employee's Covenants and Agreements; Non-Disparagement.

                           (a) Employee has entered into the Employee Stock
Option Agreements listed on Exhibit A hereto (collectively, the "Specified Agreements"). The Company is entering into this Agreement in reliance on the existence and validity of Section 4 of the Specified Agreements, which is incorporated herein by reference. Any breach of Section 4 of the Specified Agreements will be deemed to be a breach of this Agreement.

                           (b) Employee agrees during the Employment Term and
thereafter not to make any statements that are materially injurious or disparaging to the Company or any of its directors, officers, employees, representatives or stockholders.

                  10. Effect of Non-consummation. This Agreement is contingent upon the consummation of the Merger under the Merger Agreement and shall not take effect until the Effective Time. Accordingly, notwithstanding anything contained herein to the contrary, in the


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event that the Merger Agreement is terminated prior to the Effective Time, this
Agreement shall become null and void without any further action

                  11. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State, without giving effect to the conflicts of law provisions thereof.

                  12. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties, and their legal representatives, heirs, successors and assigns, except that the duties and responsibilities of Employee hereunder are of a personal nature and shall not be assignable in whole or in part by Employee.

                  13. Duration. Notwithstanding the termination of the Employment Period and of Employee's employment with the Company, this Agreement shall continue to bind the parties for so long as any obligations remain under the terms of this Agreement.

                  14. Notices. All notices required or permitted hereunder shall be made in writing by hand-delivery, facsimile, certified or registered first-class mail, or air courier guaranteeing overnight delivery to the other party at the following addresses:




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                             If to the Company, to:

                                   ITI Technologies, Inc.
                                   2266 North Second Street
                                   North Saint Paul, Minnesota 55109
                                   Attention:  General Counsel
                                   Telephone:  651-777-2690
                                   Facsimile:  651-779-4802


                            With a required copy to:


                                   SLC Technologies, Inc.
                                   c/o Berwind Corporation
                                   West Tower, Centre Square
                                   1500 Market Street
                                   Philadelphia, PA  19102
                                   Attention:  Pamela I. Lehrer
                                               General Counsel
                                   Telephone:  215-563-2800
                                   Facsimile:  215-563-4489


                            If to Employee, to:


                                   Thomas L. Auth
                                   8 Evergreen Road
                                   North Oaks, Minnesota 55127
                                   Telephone:
                                   Facsimile:


or to such other address as any of such party may designate in a written notice served upon the other party in the manner provided herein. All notices required or permitted hereunder shall be deemed duly given and received when delivered by hand, if personally delivered; when delivered if delivered via facsimile transmission; when delivered if sent by certified or registered first-class mail; and on the day next succeeding the date of mailing if timely delivered to an express air courier guaranteeing overnight delivery.

                  15. Entire Agreement. This instrument, together with the Specified Agreements, constitutes the entire agreement with respect to the subject matter hereof among the parties hereto and replaces and supersedes as of the date hereof, any and all prior oral and written


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agreements and understandings between or among Employee, the Company and any subsidiary of the Company, including the Letter Agreement dated March 15, 1993 among Employee, the Company and Interactive Technologies, Inc. This Agreement may only be modified by an agreement in writing executed by parties hereto.

                  16. Severability. If any term or provision of this Agreement or the Specified Agreements or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement and the Specified Agreements or the application of any such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement and the Specified Agreements shall be valid and enforceable to the fullest extent permitted by law. If any of the provisions contained in this Agreement or the Specified Agreements shall for any reason be held to be excessively broad as to duration, scope, activity or subject, it shall be construed by limiting and reducing it, so as to be valid and enforceable to the extent compatible with the applicable law or the determination by a court of competent jurisdiction.

                  17. Waiver of Breach. The waiver by the Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any other or subsequent breach by Employee of such or any other provision. No delay or omission by the Company or Employee in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company or Employee from time to time and as often as may be deemed expedient or necessary by the Company or Employee in its or his sole discretion.

                  18. Counterparts. This Agreement may be executed in two or more Counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

                  19. Headings. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

                  20. Release; Covenant not to Sue.

                           (a) In consideration of the guarantee of employment
through the end of the Employment Period and the other consideration set forth herein, to which Employee would otherwise not be entitled, Employee (for himself, his heirs and his personal representatives) hereby releases and discharges the Company, SLC Technologies, Inc., their respective principals, owners, affiliates, parents, subsidiaries, successors and predecessors, and all of their respective principals, owners, shareholders, affiliates, parents, subsidiaries, successors, predecessors, partners, employees, agents, officers and directors (collectively "Released Parties") for any and all claims and/or causes of action, known or unknown, from the beginning of time through the date hereof, which Employee may have or could claim to have against the Released Parties, except for such claims arising solely from Employee's status as a


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shareholder, elected officer or director of the Company. This general release includes, but is not limited to, all claims arising from Employee's status as an employee of the Company and all claims arising from or during Employee's employment through the Effective Time, and all claims arising under federal, state or local laws prohibiting employment discrimination based upon age, race, sex, handicap, disability, national origin or any other protected characteristic, including, but not limited to, any and all claims arising under the common law, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act and/or claims growing out of any other federal, state or local statute, rule or ordinance or any other legal restrictions, expressed or implied, on the Company's right to control or terminate the employment of its employees.

                           (b) Employee acknowledges that under this Agreement
the Company may restrict or eliminate completely his duties pursuant to Sections 3 and 6(c) hereof and that the Company is under no obligation to extend his employment after the third anniversary of the Effective Time. In consideration of the guarantee of employment through the end of the Employment Period and the other consideration set forth herein, to which Employee would otherwise not be entitled, Employee (for himself, his heirs and his personal representatives) further agrees not to make any claim, suit or demand against the Company, SLC Technologies, Inc., their respective principals, owners, affiliates, parents, subsidiaries, successors and predecessors, and all of their respective principals, owners, shareholders, affiliates, parents, subsidiaries, successors, predecessors, partners, employees, agents, officers and directors (collectively "Released Parties") for any and all claims and/or causes of action, known or unknown, which Employee may have or could claim to have against the Released Parties arising from the specific rights set forth in the first sentence of this
Section 20(b) under this Agreement. This covenant includes all claims arising under federal, state or local laws prohibiting employment discrimination based upon age, race, sex, handicap, disability, national origin or any other protected characteristic, including, but not limited to, any and all claims arising under the common law, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act and/or claims growing out of any other federal, state or local statute, rule or ordinance or any other legal restrictions, expressed or implied, on the Company's right to control or terminate the employment of its employees.

                           (c) Employee hereby on advice of counsel has freely
and knowingly waived the twenty-one (21) day consideration period provided for releases under the Americans with Disabilities Act. Employee shall have until the close of business on October 6, 1999 to revoke this Agreement in writing and, if Employee revokes this Agreement in writing prior to the close of business on October 6, 1999, this Agreement shall be null and void and have no further force and effect.


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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above and signed below.



                                        /s/ Thomas L. Auth
                                        --------------------------------------
                                        Thomas L. Auth



                                        ITI TECHNOLOGIES, INC.


                                        By: /s/ Kenneth L. Boyda
                                           -----------------------------------
                                           Name: Kenneth L. Boyda
                                           Title: President & CEO




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